SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                  --------------------------------------------

                             CALYPSO WIRELESS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                       135671924
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

                 5753 NW 158 Street, Miami Lakes, Florida 33014
                    (Address of Principal Executive Offices)

                    -----------------------------------------
                              CONSULTING AGREEMENT
                    -----------------------------------------
                              (Full title of plan)

                         United Corporate Services, Inc.
      10 Bank Street, Suite 560, White Plains, NY 10606 Phone: 800-899-8648
            (Name, address and telephone number of Agent for Service)

                                   COPIES TO:
                               Mark C. Perry, Esq.
      2455 East Sunrise Boulevard, Suite 905, Ft. Lauderdale, Florida 33304
                    Phone: (954) 564-6615 Fax: (954) 561-0997


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                              Proposed               Proposed
           Title of                     Amount                Maximum           Maximum Aggregate     Amount of
         Securities to                  to be              Offering Price       Offering Price (2)   Registration
         be Registered              Registered (1)         per Share (1)                                 Fee
------------------------------------------------------------------------------------------------------------------
Common Stock                           425,000                 $1.41                 $599,250           $75.92
-------------------------------- --------------------- ----------------------- --------------------- -------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the Issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.
(2) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the Pink Sheets on March 2, 2005.

                                     PART I

ITEM 1.     PLAN INFORMATION.

A copy of the Consulting Agreement (the "Plan") is attached hereto and incorporated herein by this reference. Pursuant to this plan, 425,000 shares of common stock, par value $.001 per share of Calypso Wireless, Inc. are being issued for consulting services provided with regard to legal representation of the Company as set forth in the Consulting Agreement.

ITEM 2. REGISTRANT INFORMATION AND BIERMAN, SHOHAT, LOEWY & PIZZI, P.A. CONSULTING AGREEMENT INFORMATION.

The Company has provided a written statement to the above consultants advising them of the availability, without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of the Registration Statement, and stating that these documents are incorporated by reference in the
Section 10(a) prospectus.).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

           o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended December 31, 2003.

           o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2004.

           o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2004.

           o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended September 30, 2004.

           o All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the 2002 fiscal year; and

           o The description of the Company common stock which is contained in the registration statement or amendment to any registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

ITEM 4.     DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Florida law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

None.

ITEM 8.     EXHIBITS.

Exhibit
Number          Exhibit

5.1             Opinion of Mark C. Perry, P.A.

10.1 Consulting Agreement between Calypso Wireless, Inc. and Bierman, Shohat, Loewy & Pizzi, P.A., dated January 12, 2005

23.1            Consent of R. E. Bassie & Co., independent public accountants

23.2            Consent of Mark C. Perry, P.A. is contained in Exhibit 5.1.

ITEM 9.     UNDERTAKINGS.

            (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on March __, 2005.


CALYPSO WIRELESS, INC.


By:                                                         Date: March __, 2005
   -----------------------------
   George Schilling
   Principal Executive Officer,
   Principal Financial Officer
   President


By:                                                         Date: March __, 2005
   -----------------------------
   Julieta Moran
   Director